News Release For Further Information: Jessica Gulis, 248.559.0840 ir@cnfrh.com For Immediate Release Conifer Holdings Secures Senior Credit Facility of $10 Million with Huntington National Bank Birmingham, MI, June 25, 2018 – Conifer Holdings, Inc. (NASDAQ: CNFR) (“Conifer” or the “Company”) announced today that it has secured a $10 million senior credit facility with Huntington National Bank (“Huntington”). The new financing is intended to replace the Company's previous senior loan facility. Management Comments James Petcoff, Chairman and CEO, commented, “We are pleased to announce this banking facility as the start of a long term partnership with Huntington. This financing will provide additional liquidity and financial flexibility for Conifer to support our growth. Huntington’s expertise in the insurance sector is valued by our team, and we look forward to working with them.” Under the agreement, $10 million is immediately available to Conifer and its subsidiaries. Additional details of the transaction can be found in the 8K filed today with the SEC. About the Company Conifer Holdings, Inc. is a Michigan-based property and casualty holding company. Through its subsidiaries, Conifer offers specialty insurance coverage for both commercial and personal lines, marketing through independent agents in all 50 states. The Company is traded on the Nasdaq Global Market under the symbol CNFR. Additional information is available on the Company's website at IR.CNFRH.com. Forward-Looking Statement This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Conifer’s expectations regarding premiums, earnings, its capital position, expansion, and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our form 10-K (“Item 1A Risk Factors”) filed with the SEC on March 15, 2018 and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this report speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations.